EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69611) of DST Systems, Inc. of our report dated June 24, 2003 relating to the financial statements of the of the DST Systems of California, Inc. 401(k) Retirement Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
June 27, 2003